SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                    ----------------------------------------

                                  FORM 8-K / A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Original Report (Date of earliest event reported): June 25, 1997




                          CLUCKCORP INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                      Texas
                  --------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


        33-95796                                                 76-0406417
 ----------------------                                       -----------------
(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)


1250 N.E. Loop 410, Suite 335, San Antonio, Texas                          78209
- --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)


       Registrant's telephone number, including area code: (210) 824-2496


                                 Not applicable
           -----------------------------------------------------------
          (former name of former address, if changed since last report)

                   INFORMATION INCLUDED IN REPORT ON FORM 8-K

                         CLUCKCORP INTERNATIONAL, INC.


Item 2. Acquisition or Disposition of Assets

     On June 25, 1997 CluckCorp International, Inc., the "Company", completed its agreement with Roasters Corp., a Florida corporation, whereby the Company purchased certain assets of eight Kenny Rogers Roasters restaurants owned by Roasters located in Florida, Indiana and North Carolina, referred to as the ("Acquired Restaurants"). The Acquired Restaurants have been converted into Harvest Rotisserie restaurants. The purchase included a $1,050,000 cash payment and the assumption of certain specified liabilities.

     Effective  concurrent with the  acquisition,  the Company sold the Acquired
Restaurants to three unaffiliated corporations which have entered into area development agreements with the Company ("Area Developers"). The Area Developers are operating the Acquired Restaurants as franchised Harvest Rotisserie restaurants. The Company has also entered into a secured loan agreement with each of the Area Developers under which the Company agreed to provide financing to the Area Developers of up to $2,700,000 in the aggregate to fund the purchase price, conversion costs and initial start-up expenses of the Acquired Restaurants. In addition, the Company has also agreed to provide working capital loans to the Area Developers up to $600,000 in the aggregate.


Item 7. Financial Statements and Exhibits

     The following financial statements and pro forma financial information are filed as part of this report:
                                                                   Page
                                                               ------------
Item (a)  Audited financial  statements of the
          Acquired  Restaurants as of and for
          the years ended December 31, 1996 and 1995.          F-1 to F-9

Item (b)  Unaudited financial statements of the
          Acquired Restaurants as of and for the
          16 week period ended April 20, 1997.                 F-10 to F-13

Item (c)  Pro forma condensed combined balance
          sheet of CluckCorp International, Inc.
          and the Acquired Restaurants as of
          April 20, 1997 with Notes (unaudited).               F-14 to F-16

Exhibits:
- --------

The following exhibits are filed as part of this Report:

Exhibit No.                       Title

10.36                             Revised asset purchase agreement with Roasters
                                  Corp. dated June 25, 1997

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CLUCKCORP INTERNATIONAL, INC.
                                       (Registrant)


                                       By: /s/ William J. Gallagher
                                          --------------------------------------
                                          William J. Gallagher
                                          Chairman and Chief Executive Officer


Date:   September 5, 1997
     -----------------------

                              ACQUIRED RESTAURANTS

                               REPORT ON AUDIT OF

                          COMBINED FINANCIAL STATEMENTS

                         OF THE RESTAURANTS ACQUIRED BY

                       CLUCKCORP INTERNATIONAL, INC. FROM

                       ROASTERS CORP. (REFERRED TO AS THE

                             "ACQUIRED RESTAURANTS")

Table of Contents
- -----------------



                                                             Pages
                                                          -----------

Report of Independent Accountants                             F-1


Financial Statements:
   Combined Statements of Net Assets                          F-2

   Combined Statements of Operations
    and Changes in Net Assets                                 F-3

   Combined Statements of Cash Flows                          F-4

   Notes to Combined Financial Statements                  F-5 to F-9

REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and
Shareholders of Roasters Corp.



We have audited the accompanying combined statements of net assets of the Restaurants (referred to as the "Acquired Restaurants") acquired by Cluckcorp International, Inc. from Roasters Corp. (the "Company") as of December 31, 1996 and 1995, and the combined statements of operations and changes in net assets, and cash flows, for the respective periods as discussed in Note 1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Acquired Restaurants as of December 31, 1996 and 1995, and the combined results of their operations and their cash flows for the respective periods as discussed in Note 1, in conformity with generally accepted accounting principles.

As discussed in Note 2, the financial statements present only the Acquired Restaurants of the Company and, as such, reflect an allocation of certain corporate administrative costs incurred by the Company on behalf of the Acquired Restaurants. Allocated costs, while deemed reasonable by the Company's management, may not necessarily be indicative of costs that would have been incurred by the Acquired Restaurants had they performed these functions or received services as a stand-alone entity.





Coopers & Lybrand L.L.P.



Miami, Florida
September 2, 1997

ACQUIRED RESTAURANTS
COMBINED STATEMENTS OF NET ASSETS
December 31, 1996 and 1995




ASSETS                                                 1996              1995
                                                    ----------        ----------

Current assets:
   Cash                                             $   98,599        $   64,417
   Accounts receivable                                  30,587             7,935

   Inventories                                          61,904            45,067
   Pre-opening costs, net of
    amortization of $0 and $117,537                          0           222,975
   Prepaid expenses                                     45,666             3,816
                                                    ----------        ----------

      Total current assets                             236,756           344,210



Property and equipment, net                          2,653,658         3,046,778
Other assets                                             7,104             4,694
                                                    ----------        ----------

      Total assets                                  $2,897,518        $3,395,682
                                                    ==========        ==========


LIABILITIES AND NET ASSETS


Current liabilities:

   Current portion of notes payable                 $   12,789        $        0
   Other liabilities                                    82,053            10,638
                                                    ----------        ----------

      Total current liabilities                         94,842            10,638

Notes payable, less current portion                  1,334,210           807,358
                                                    ----------        ----------

      Total liabilities                              1,429,052           817,996

      Net assets                                     1,468,466         2,577,686
                                                    ----------        ----------

      Total liabilities and net assets              $2,897,518        $3,395,682
                                                    ==========        ==========






The accompanying notes are an integral part of these financial statements.

ACQUIRED RESTAURANTS
COMBINED STATEMENTS OF OPERATIONS AND
CHANGES IN NET ASSETS
for the years ended December 31, 1996 and 1995





                                                      1996              1995
                                                   -----------      -----------

Revenues:
   Restaurant sales                                $ 4,999,477      $ 2,118,658
                                                   -----------      -----------

      Total revenues                                 4,999,477        2,118,658
                                                   -----------      -----------

Expenses:
   Restaurant operating expenses                     4,791,801        1,886,030
   Depreciation and amortization                       607,410          184,756
   General and administrative expenses                 340,000          240,000
   Interest expense                                    116,689           20,636
   Restaurant impairment charge                      1,068,910                0
                                                   -----------      -----------

      Total expenses                                 6,924,810        2,331,422
                                                   -----------      -----------

Net loss                                            (1,925,333)        (212,764)

Net contribution from the Company                      816,113        2,790,450

Beginning net assets                                 2,577,686                0
                                                   -----------      -----------
Ending net assets                                  $ 1,468,466      $ 2,577,686
                                                   ===========      ===========









The accompanying notes are an integral part of these financial statements.

ACQUIRED RESTAURANTS
COMBINED STATEMENTS OF CASH FLOWS
for the years ended December 31, 1996 and 1995



                                                        1996            1995
                                                     -----------    -----------

Cash flows form operating activities:
   Net loss                                          $(1,925,333)   $  (212,764)
   Adjustments to reconcile net loss to
     net cash used in operating activities:
     Depreciation and amortization                       607,410        184,756
     Provision for impairment charge                   1,068,910              0
     Changes in assets and liabilities:
       Increase in accounts receivable                   (22,652)        (7,935)
       Increase in inventories                           (16,837)       (45,067)
       Increase in pre-opening costs                      (4,219)      (340,702)
       Increase in prepaid expenses
         and other assets                                (44,260)        (8,510)
       Increase in other current liabilities              71,415         10,638
                                                     -----------    -----------

         Net cash used in operating activities          (265,566)      (419,584)
                                                     -----------    -----------

Cash flows from investing activities:
  Payments for purchase of property and equipment       (516,006)    (2,299,937)
                                                     -----------    -----------

         Net cash used in investing activities          (516,006)    (2,299,937)
                                                     -----------    -----------
Cash flows from financing activities:
  Capital contribution                                   816,113      2,790,450
  Proceeds from borrowings                                 4,948              0
  Repayment of borrowings                                 (5,307)        (6,512)
                                                     -----------    -----------
         Net cash provided by financing activities       815,754      2,783,938
                                                     -----------    -----------

Net increase in cash                                      34,182         64,417

Cash, beginning of year                                   64,417              0
                                                     -----------    -----------

Cash, end of year                                    $    98,599    $    64,417
                                                     ===========    ===========

1996 Non-Cash Activities:
- -------------------------

The Company acquired $540,000 of property and equipment by incurring notes payable.

1995 Non-Cash Activities:
- -------------------------

The Company acquired $813,870 of property and equipment by incurring notes payable.




The accompanying notes are an integral part of these financial statements.

ACQUIRED RESTAURANTS
NOTES TO COMBINED FINANCIAL STATEMENTS


1.   Nature of Operations and Organization:

     On June 25, 1997, Roasters Corp. (the "Company") entered into an asset purchase agreement (the "Agreement") with Cluckcorp International, Inc. ("Cluckcorp"). Per the terms of the Agreement, Cluckcorp acquired certain assets of eight wholly-owned Company restaurants (the "Acquired Restaurants") and assumed certain liabilities, as defined in the Agreement. The Acquired Restaurants are comprised of the following restaurants:

         Location                                            Date Opened
         --------                                            -----------

         Eagleview, Indianapolis, Indiana                    May 18, 1995
         County Line Road, Indianapolis, Indiana             June 12, 1995
         East Washington, Indianapolis, Indiana              November 1, 1995
         Eastway, Charlotte, North Carolina                  June 15, 1995
         East 7th Street, Charlotte, North Carolina          December 20, 1995

         Location                                            Date Acquired
         --------                                            -------------

         Bradenton, Florida                                  June 17, 1996
         Sarasota, Florida                                   June 17, 1996
         Port Charlotte, Florida                             June 17, 1996

     The accompanying combined financial statements of the Acquired Restaurants reflect the operations of the individual restaurants from the date of inception or from the date the Company acquired the respective restaurants as shown above. The financial information does not include obligations for purchases of daily restaurant expenses as such amounts are paid by the Company. Accordingly, such amounts are not included as obligations but instead have been presented as contributions in the net assets of the Acquired Restaurants.



2.   Summary of Significant Accounting Policies:

     Management Estimates
     --------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Cash
     ----

     Cash consists of change funds held at the restaurants.

     Inventory
     ---------

     Inventory, consisting primarily of food and other restaurant supplies, are stated at the lower of cost (first-in, first-out method), or market value.

ACQUIRED RESTAURANTS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


2.   Summary of Significant Accounting Policies, Continued:

     Property and Equipment
     ----------------------

     Property and equipment, including leasehold improvements, are stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the estimated useful lives of the respective assets as follows: leasehold improvements - 10 years, equipment and other - 3 to 7 years. Included in leasehold improvements is one restaurant subject to a sale leaseback treated as a financing transaction with a carrying value as of December 31, 1996 and 1995 of $446,498 and $495,958,
     respectively. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life of the asset or the average lease term. Maintenance and repair costs are expensed as incurred.
     Expenditures for significant renewals or betterments to property and equipment are capitalized. Gains or losses on dispositions are reflected in current operations.

     In January 1996, the Company adopted Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". This statement requires that long-lived assets and certain identifiable intangible assets to be held or used by the Company, be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Impairments determined under this statement are recognized as losses in the current period. This statement was implemented during the year ended December 31, 1996 and the impact of this statement on the Acquired Restaurants resulted in an approximate $1,069,000 impairment charge which is reflected in restaurant impairment charges. The impairment charge was determined based on the value realized by the Company from the sale of the Acquired Restaurants.

     Pre-opening Costs
     -----------------

     Pre-opening costs, consisting primarily of crew and management training are amortized on a straight-line basis over the twelve months following the restaurant's opening date.

     Income Taxes
     ------------

     The operating results of the Acquired Restaurants were included in the consolidated income tax return of Roasters Corp. The Acquired Restaurants were not party to any formal tax sharing agreement and accordingly, no provision or benefit for federal income tax purposes is reflected in the accompanying Combined Statements of Operations and Changes in Net Assets. In addition, no deferred income taxes have been reflected for temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes.

ACQUIRED BUSINESSES
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


2.   Summary of Significant Accounting Policies, Continued:

     Administrative Expenses
     -----------------------

     Administrative expenses for the years ended December 31, 1996 and 1995, were $340,000 and $240,000, respectively. These expenses have been recorded in the Combined Statement of Operations and Changes in Net Assets and are based on an allocation of certain corporate selling, general and administrative expenses incurred by the Company, estimated to have been associated with the Acquired Restaurants. Allocated costs, while deemed reasonable by the Company's management, may not necessarily be indicative of costs that would have been incurred by the Acquired Restaurants had they performed these functions or received services as a stand-alone entity.

     Contribution from the Company
     -----------------------------

     All net charges from the Company for general and administrative costs as well as all payments for such net charges and transfers of cash for cash management purposes are recorded through net assets.



3.   Property and Equipment:

     Property and equipment consist of the following at December 31, 1996 and 1995:

                                                     1996               1995
                                                 -----------        -----------

     Land                                        $   402,567        $   402,567
     Leasehold improvements                        2,812,472          1,908,028
     Equipment and other                             954,774            803,212
                                                 -----------        -----------

                                                   4,169,813          3,113,807
     Less accumulated depreciation                (1,516,155)           (67,029)
                                                 -----------        -----------

                                                 $ 2,653,658        $ 3,046,778
                                                 ===========        ===========


     Depreciation expense for the years ended December 31, 1996 and 1995 was $380,216 and $67,029, respectively.

     Amortization expense of pre-opening costs for the years ended December 31, 1996 and 1995 was $227,194 and $117,727, respectively.



ACQUIRED RESTAURANTS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED

4.   Notes Payable:

     Long-term debt at December 31, 1996 and 1995, consists of the following:

                                                                 1996             1995
                                                             -----------      -----------
         Note payable with interest and principal
         payable in monthly installments, maturing
         June 2000 with a balloon payment of
         $155,000 with interest at 9%, collateralized
         by building and equipment.                          $   178,231      $         0

         Note payable with interest and principal
         payable in monthly installments, maturing
         June 2000 with a balloon payment of
         $140,000 with interest at 9%, collateralized
         by building and equipment.                              160,408                0

         Note payable with interest and principal
         payable in monthly installments, maturing
         June 2000 with a balloon payment of
         $171,000 with interest at 9%, collateralized
         by building and equipment.                              196,054                0

         Financing transaction with imputed interest
         and principal payable in monthly installments
         maturing September 2025 with interest at
         approximately 12%, collateralized by
         building and equipment.                                 812,306          807,358
                                                             -----------      -----------

                                                               1,346,999          807,358

         Less current portion.                                   (12,789)               0

                                                             $ 1,334,210      $   807,358
                                                             ===========      ===========




     Interest expense incurred and paid for the years ended December 31, 1996 and 1995 was $116,689 and $20,636, respectively.

     Future principal maturities of long-term debt outstanding at December 31, 1996, are as follows:

              Year ending

                 1997                                      $     12,789
                 1998                                            13,823
                 1999                                            14,937
                 2000                                           466,449
                 2001                                                 0
                 Thereafter                                     839,001
                                                            -----------

                                                           $  1,346,999
                                                           ============


                                       F-8




ACQUIRED RESTAURANTS
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


5.   Leases:

     The Company conducts its restaurant operations from facilities under land, building and equipment leases, which have been classified as operating leases. Equipment under leases are pledged as collateral to the lease. All of the leases expire within the next 16 years and have various renewal options. The rental payments for most facilities are based on a minimum rental plus a percentage of the restaurants gross sales in excess of a stipulated amount. The Company is generally obligated for facilities operating costs including property taxes, insurance and maintenance.

     Approximate   future   minimum   payments  under   operating   leases  with
     noncancellable initial terms of one year or more as of December 31, 1996, for the next five years and in the aggregate are as follows:

                  Year ending
                     1997                                   $   321,000
                     1998                                       328,000
                     1999                                       352,000
                     2000                                       387,000
                     2001                                       402,000
                     Thereafter                               2,452,000
                                                            -----------

                  Total minimum payments                    $ 4,242,000
                                                            ===========





     Included in the Combined Statements of Operations and Changes in Net Assets for the years ended December 31, 1996 and 1995, was approximately $561,000 and $104,000, respectively, for lease expenses under the above described operating leases recorded as restaurant operating expenses.

ACQUIRED RESTAURANTS
COMBINED STATEMENT OF NET ASSETS (Unaudited)
April 20, 1997





ASSETS

Current assets:
   Cash                                                               $   49,338
   Accounts Receivable                                                    15,301
   Inventories                                                            66,616
   Prepaid expenses                                                       52,622
                                                                      ----------
     Total current assets                                                183,877

Property and equipment, net                                            2,513,793

Other assets                                                               2,410
                                                                      ----------

      Total assets                                                    $2,700,080
                                                                      ==========


LIABILITIES AND NET ASSETS

Current liabilities:
   Current portion of notes payable                                   $   19,237
   Other liabilities                                                      85,666
                                                                      ----------
      Total current liabilities                                          104,903

Notes payable, less current portion                                    1,318,308
                                                                      ----------

      Total liabilities                                                1,423,211

      Net assets                                                       1,276,869
                                                                      ----------

      Total liabilities and net assets                                $2,700,080
                                                                      ==========





See notes to combined financial statements (unaudited).

ACQUIRED RESTAURANTS
COMBINED STATEMENT OF OPERATIONS AND
     CHANGES IN NET ASSETS (Unaudited)
For the Sixteen Week Period Ended April 20, 1997




Revenues:
   Restaurant sales                                                 $ 1,879,398

Costs and expenses:
   Restaurant operating expenses                                      1,969,754
   Depreciation and amortization                                        139,865
   General and administrative expense                                    85,000
   Interest expense                                                      39,871
                                                                    -----------
      Total costs and expenses                                        2,234,490
                                                                    -----------

      Net loss                                                         (355,092)

Net contribution from the Company                                       163,495

Beginning net assets                                                  1,468,466
                                                                    -----------

Ending net assets                                                   $ 1,276,869
                                                                    ===========






See notes to combined financial statements (unaudited).

ACQUIRED RESTAURANTS
COMBINED STATEMENT OF CASH FLOWS (Unaudited)
For the Sixteen Week Period Ended April 20, 1997



Cash flows from operating activities:
   Net loss                                                           $(355,092)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
      Depreciation and amortization                                     139,865
      Changes in assets and liabilities:
         Decrease in accounts receivable                                 15,286
         Increase in inventories                                         (4,712)
         Increase in prepaid expenses and other assets                   (2,262)
         Increase in other current liabilities                            3,613
                                                                      ---------
   Net cash used in operating activities                               (203,302)

Cash flows from investing activities:
   Net cash used in investing activities                                    -

Cash flows from financing activities:
   Capital contribution                                                 163,495
   Repayments of borrowings                                              (9,454)
                                                                      ---------
   Net cash from financing activities                                   154,041
                                                                      ---------

Net decrease in cash                                                    (49,261)

Cash at beginning of year                                                98,599
                                                                      ---------

Cash at end of year                                                   $  49,338
                                                                      =========






See notes to combined financial statements (unaudited).

ACQUIRED RESTAURANTS
NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)




1. Nature of Operations and Organization

     On June 25, 1997, Roasters Corp (the "Company") entered into an asset purchase agreement (the "Agreement") with CluckCorp International, Inc. ("CluckCorp"). Per the terms of the Agreement, CluckCorp acquired certain assets of eight wholly-owned Company restaurants (the "Acquired Restaurants") and assumed certain liabilities, as defined in the Agreement. The accompanying combined financial statements of the Acquired Restaurants reflect the operations of the individual restaurants for the period presented. The financial information does not include obligations for purchases of daily restaurant expenses as such amounts are paid by the Company. Accordingly, such amounts are not included as obligations but instead have been presented as contributions in the net assets of the Acquired Restaurants.


2. Basis of Presentation

     The accompanying combined financial statements have been prepared by the Company and are unaudited. The combined financial statements have been prepared pursuant to certain rules and regulations of the Securities and Exchange Commission concerning interim financial reporting, and therefore, do not include all information and footnotes required by generally accepted accounting principles. The information furnished herein reflects all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary to fairly state the operating results for the period presented. For further information, refer to the audited Financial Statements of the Acquired Restaurants for the years ended December 31, 1996 and 1995. The results of operations for the sixteen weeks ended April 20, 1997 are not necessarily indicative of the results expected for a full year.

Pro Forma Condensed Combined Balance Sheet (Unaudited)


The pro forma condensed combined balance sheet as of April 20, 1997 gives effect to the purchase by CluckCorp International, Inc. (the "Company") of certain assets of eight restaurants wholly-owned by Roasters Corp., (the "Acquired Restaurants"). The purchase was completed on June 25, 1997 and included a cash payment of $1,050,000 and the assumption of certain liabilities and lease obligations. The Company funded the cash portion of the purchase utilizing proceeds from the sale of its preferred stock which was completed on June 11, 1997.

Concurrent with the acquisition, the Company sold the Acquired Restaurants to three unaffiliated corporations which have entered into area developer agreements with the Company ("Area Developers"). The Area Developers have remodeled the Acquired Restaurants and are operating them as franchised Harvest Rotisserie restaurants. As a result, the Company's future source of income from the Acquired Restaurants is not similar to the historical presentation of Acquired Restaurant's operations, and therefore a pro forma combined statement of operations is not relevant and has not been presented.

The pro forma condensed combined balance sheet is based on historical information after giving effect to the acquisition using the purchase method of accounting and applying the adjustments as described in the accompanying notes. The pro forma condensed combined balance sheet may not be indicative of the financial position that would have been obtained if the acquisition had been effective on the date indicated or which may be obtained in the future. The pro forma condensed combined balance sheet should be read in conjunction with the audited financial statements of both CluckCorp International, Inc. and the Acquired Restaurants.



CluckCorp International, Inc. and the Acquired Restaurants
Pro Forma Condensed Combined Balance Sheet (Unaudited)
April 20, 1997


                                                                                 Pro Forma Adjustments
                                                                -----------------------------------------------------
                                                                Preferred      Assets                           Sale
                                     CluckCorp    Acquired        Stock          Not          Purchase           Of       Pro Forma
                                   International Resturants      Offering      Aquired       Adjustment      Restaurants   Combined
                                    ----------   ----------     ----------    ----------     ----------      ----------  ----------
                                                                     (a)             (b)           ( c)            (d)
Assets

Current assets:
   Cash                           $   717,186   $    49,338    $ 4,374,806    $  (49,338)   $(1,121,405)    $       -   $ 3,970,587
   Accounts Receivable                     -         15,301                      (15,301)                                        -
   Inventories                         23,783        66,616                      (66,616)                                    23,783
   Prepaid expenses                    39,646        52,622                      (52,622)                                    39,646
                                   -----------   ----------                                                              ----------
     Total current assets             780,615       183,877                                                               4,034,016

Property and
  equipment, net                    1,732,381     2,513,793                                  (1,392,388)    (1,121,405)   1,732,381

Notes receivable                           -             -                                                   1,121,405    1,121,405

Other assets                          666,548         2,410                       (2,410)                                   666,548
                                   ----------    ----------     ----------    ----------     ----------      ----------  ----------
                                  $ 3,179,544   $ 2,700,080    $ 4,374,806    $ (186,287)   $(2,513,793)    $       -   $ 7,554,350
                                   ==========    ==========     ==========    ==========     ==========      ==========  ==========

Liabilities and
  Stockholders' Equity

Current liabilities:
   Accounts payable, trade        $   337,627   $        -     $       -      $       -     $       -       $       -   $   337,627
   Other liabilities                  226,634        85,666                      (85,666)                                   226,634
   Current notes payable              211,004        19,237                                                    (19,237)     211,004
                                   ----------    ----------                                                              ----------
      Total current liabilities       775,265       104,903                                                                 775,265

Notes payable                          49,860     1,318,308                                                 (1,318,308)      49,860

Net Assets                                 -      1,276,870                     (100,621)    (2,513,793)     1,337,544           -

Stockholders' Equity
   Preferred stock - par                   -             -         515,000                                                  515,000
   Common stock - par                  23,660            -                                                                   23,660
   Additional capital               6,705,113            -       3,859,806                                               10,564,919
   Accumulated deficit             (4,374,354)           -                                                               (4,374,354)
                                   ----------    ----------                                                              ----------
      Total stockholders equity     2,354,419            -                                                                6,729,225
                                   ----------    ----------     ----------    ----------     ----------      ----------  ----------
                                  $ 3,179,544   $ 2,700,080    $ 4,374,806    $ (186,287)   $(2,513,793)    $       -   $ 7,554,350
                                   ==========    ==========     ==========    ==========     ==========      ==========  ==========






See notes to pro forma condensed combined balance sheet (unaudited)



                                                                   F-15

CluckCorp International, Inc. and the Acquired Restaurants
Notes to Pro Forma Condensed Combined Balance Sheet (Unaudited)



Adjustments made to the historical combined activities are as follows:

(a) To reflect the sale of 515,000 shares of 12% convertible preferred stock and 1,565,000 preferred stock purchase warrants in a public offering completed June 11, 1997. Net proceeds from the offering were $4,374,806.

(b) To remove certain assets and liabilities not included in the purchase of the Acquired Restaurants.

(c) To reflect the purchase price paid for the Acquired Restaurants. The purchase price included a cash payment of $1,050,000 and the assumption of certain liabilities and lease obligations. The acquisition was accounted for as a purchase, and accordingly, the purchase price, including related acquisition expenses of $71,405 was allocated to identifiable assets based on estimated fair market value, with no excess of purchase price over the net assets acquired.

(d) Concurrent with the acquisition, the Company sold the Acquired Restaurants to three Area Developers in exchange for a promissory note and the assumption of the liabilities and lease obligations. The Company realized no gain or loss on the sale of the Acquired Restaurants to the Area Developers.




                                      F-16